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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [X]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [ ]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: June 3, 2002

For Further Clarity, Contact Legal Counsel For Robert Coates At:

                        Donald G. Davis
                        Davis & Associates, P.C.
                        P.O. Box 12009
                        Marina Del Ray, CA 90295
                        310-823-8300
                        310-301-3370

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Item 1. Date, Time and Place Information

(a) Date, Time and Place of Meeting

On or about August 31, 2002, or on such other date, and at such place and time as is fixed by Northfield Laboratories Inc. (the "Company").

Principal Executive Office of the Registrant

Northfield Laboratories Inc.
1560 Sherman Avenue, Suite 1000
Evanston, Illinois 60201-4800

Telephone: (847) 864-3500

(b) Approximate date on which the Proxy Statement and form of Proxy is to be given to security holders:

On or about June 24, 2002.

(c)(1) Deadline for submitting shareholder proposals and form of Proxy for the Registrant's Next Annual Meeting, for inclusion in the Company's Proxy
Statement:

May 3, 2002.

(2) Date after which notice of a shareholder's proposal submitted after August 31, 2001, is considered untimely:

June 1, 2002.

Item 2. Revocability of Proxy

Any Proxy executed and returned by a stockholder to Mr. Coates may be revoked at any time thereafter if written notice of revocation is given to Mr. Coates, prior to the vote taken at the meeting, or by execution of a subsequent proxy which is presented to the meeting, or if the stockholder attends the meeting and votes by ballot, except as to matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

Item 3. Dissenters Right of Appraisal

Not Applicable.

Item 4. Persons Making the Solicitation

This solicitation is made by C. Robert Coates and by Bert R. Williams III. Mr. Coates and Mr. Williams have retained D. F. King & Company Inc. for solicitation and advisory services in connection with this solicitation. Solicitations will be made by use of the mail, formal or informal meetings, and/or by telephone contact with one or more stockholders. The cost of this solicitation will be borne by Mr. Coates. Mr. Coates has spent an estimated $10,000 to date, and estimates that total expenditures will equal approximately $200,000. Bert R. Williams III will not bear any of the expenses of solicitation.

If Mr. Coates is successful in this solicitation, he will seek reimbursement from the Company for the costs of solicitation, and does not expect that the issue of reimbursement will be submitted to a vote of stockholders.

Item 5. Interest of Certain Persons in Matters to be Acted Upon

As of May 31, 2002, C. Robert Coates beneficially owned 644,200 shares of the Company's outstanding Common Stock. Bert R. Williams III owned 500 shares of the Company's outstanding Common Stock.

Mr. Coates is seeking to have himself and Mr. Williams elected to fill seats up for election to the Board of Directors at the next Annual or Special Meeting of Shareholders. If successful, Mr. Coates and Mr. Williams will each become a member of the Company's Board of Directors, and each has consented to serve as Director if elected.

Mr. Coates and Mr. Williams are advised that the Company's Directors are compensated $1000 per meeting, and are reimbursed for their expenses. In addition, non-employee directors receive grants of stock options under the Northfield Laboratories Nonqualified Stock Option Plan for Outside Directors.

Except for the above and other than Mr. Coates' security holdings in the Company, neither Mr. Coates nor Mr. Williams has any substantial interest, direct or indirect, in the matter(s) to be acted upon for which proxies are solicited. Mr. Coates' and Mr. Williams' present principal occupations and the principal business address of the corporations with which each is employed are as follows:

C. Robert Coates

C. Robert Coates
100 Field Drive, Suite 130
Lake Forest, Illinois 60045
(800) 295-0841 extension 220

For over twenty years, C. Robert Coates has been the Chief Executive Officer of Management Insights, Inc., a tax consulting firm that specializes in tax credits and incentives. Mr. Coates earned a Bachelor of Arts Degree in Economics with Distinction from the University of Virginia, an MBA in Finance, and a Ph.D. in Finance, Economics and Accounting from the University of Chicago. Mr. Coates served on the Board of Directors of Borland Software Corporation, a publicly traded company, from June 1999 to February 2000. Mr. Coates was not a member of that board's compensation committee.

Bert R. Williams III

Bert R. Williams III
9779 D Business Park Drive
Sacramento, California 95827
(916) 363-2649

Since November 1993, Bert R. Williams III has been President of Immuno Concepts N.A. Ltd., a leading manufacturer and worldwide distributor of medical diagnostic kits. He is responsible for production, marketing, technical support and operations. He implemented the program that achieved ISO 9001 certification at Immuno Concepts. Mr. Williams has also served as Director of Marketing at Immuno Concepts since 1985. In that role, he has been responsible for strategic marketing development and direction, nationally and internationally. He expanded international market penetration from four countries to over sixty. Mr. Williams holds a Bachelor of Science degree from Wayne State University and an MBA from Marquette University. He also serves as a Director of the Intestinal Health Institute, a Dallas-based non-profit organization, and has been an Adjunct Professor at the University of Dallas' Graduate School of Management since 1996. Mr. Williams is co-patent holder of patent #5490830 covering the innovative design of a biohazard centrifuge.

Shares Owned

        C. Robert Coates beneficially owns 644,200 shares of the Company's Common Stock, and Bert R. Williams III beneficially owns 500 shares, as set out below:

Beneficial Ownership                               Shares
--------------------                               ------
C. Robert Coates                                   644,200 (1)
Bert R. Williams III                               500

        (1) 357,200 of these shares are held in the name of C. Robert Coates, 282,000 of these shares are held by Management Insights, Inc., and 5,000 of these shares are held by the C. Robert Coates' Non-Profit Foundation.

        Set out below is information with respect to all securities of the Company purchased or sold by C. Robert Coates and Bert R. Williams III within the past two years. Neither Mr. Coates nor Mr. Williams own any shares of the Company's Common Stock, either beneficially or non-beneficially, other than as set forth below:

MR. COATES HOLDINGS:

Management Insights, Inc.
        Shares of Northfield Laboratories
           Common Stock       Action       Avg. Price        Date
                10,000           Buy            $11.75       9/27/00
                 2,700           Sell            12.88       9/28/00
                   500           Sell            12.94       9/28/00
                 6,800           Sell            12.75       9/28/00

C. Robert Coates
        Shares of Northfield Laboratories
           Common Stock       Action       Avg. Price        Date
                9,900           Sell            $21.00       01/24/00
                   100           Sell            21.19       01/24/00
                 1,200           Sell            21.75       01/24/00
                 2,000           Sell            17.13       01/30/01
                 9,700           Sell            17.38       01/30/01
                 2,000           Sell            17.25       01/31/01
                 10,000          Buy              9.25       03/16/01
                 20,000          Buy              9.00       03/16/01
                 10,000          Sell            18.10       08/01/01
                  2,500          Sell            20.50       08/17/01
                  7,500          Sell            20.30       08/17/01
                  3,500          Sell            20.35       08/17/01
                  4,400          Sell            20.55       08/17/01
                 10,000          Buy              9.40       11/21/01

C. Robert Coates' Minor Son
      Shares of Northfield Laboratories
         Common Stock      Action           Avg. Price       Date
               700           Buy                $13.50       06/06/00
                450           Buy                13.63       06/06/00
                300           Buy                13.44       06/06/00
                300           Buy                12.63       06/06/00
                700           Sell               17.19       01/31/01
                550           Sell               17.00       01/31/01
                500           Sell               20.25       08/17/01

C. Robert Coates' Non-Profit Foundation
     Shares of Northfield Laboratories
         Common Stock      Action           Avg. Price       Date
                200           Buy               $12.38       06/19/00
              1,600           Buy                12.44       06/20/00
                500           Buy                12.38       06/20/00
                500           Buy                12.38       06/21/00
              1,800           Buy                12.5        06/21/00
                400           Buy                12.63       06/21/00

MR. WILLIAMS' HOLDINGS:
      Shares of Northfield Laboratories
         Common Stock      Action           Avg. Price       Date
                500           Buy               $10.60       04/17/01

None of the funds used to purchase the aforesaid securities of the Company were borrowed funds.

Neither C. Robert Coates nor Bert R. Williams III is currently nor has either ever been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Neither C. Robert Coates nor Bert R. Williams III has had any transactions of any nature with the Company or any of its subsidiaries. Neither C. Robert Coates nor Bert R. Williams III has had any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Item 6. Voting Securities and Principal Holders Thereof

The Company reported in its 2001 Proxy Statement dated July 19, 2001, that it had approximately 14,265,875 shares of Common Stock outstanding, each of which was entitled to one vote on all matters to come before the stockholders.

The record date for the Company's year 2002 Annual Shareholders' Meeting is not known at this time by Mr. Coates, but has been projected to be on or about August 31, 2002, which corresponds to the record date for the 2001 Annual Shareholders' Meeting.

Mr. Coates does not have current information as to the security ownership of management or of beneficial ownership of the Company's stock who own more than 5% of the Company's outstanding common stock.

Item 7. Directors & Executive Officers

C. Robert Coates is nominating both himself and Bert R. Williams III as candidates to be elected to fill seats on the Company's Board of Directors which comes up for election at the Company's next Annual (or Special) Stockholders' Meeting.

Mr. Coates is not a party to any material proceeding adverse to the Company, or any subsidiary or affiliation, nor does he have any interest, material or otherwise, adverse to the Company. The following lawsuit was filed in August 2001. Mr. Coates withdrew the suit.

C. Robert Coates was the plaintiff in a lawsuit captioned Coates v. Northfield Laboratories. Mr. Coates' suit was filed on August 10, 2001 in response to Northfield's surprise announcement on August 3, 2001 that its annual meeting would be rescheduled to be held earlier than expected on August 31, 2001, and not the date the Company had publicly announced that it expected to hold its annual meeting, October 11, 2001. The suit was filed in Delaware to delay Northfield's annual meeting of shareholders.In this complaint, Mr. Coates requested that the 2001 annual meeting be postponed to allow additional time for Mr. Coates to solicit shareholder proxies to elect two representatives to the board at that time.On August 17, 2001, Mr. Coates announced that the lawsuit against Northfield Laboratories was withdrawn, based on the Company's announcement that it planned to submit its Biologics License Application (BLA) for its blood substitute product to the FDA before Labor Day.

Mr. Williams is not a party to any material proceeding adverse to the Company, or any subsidiary or affiliations, nor does he have any interest, material or otherwise, adverse to the Company. Neither C. Robert Coates nor Bert R. Williams III is engaged in any transactions of any kind with the Company or its subsidiaries.

Item 8. Compensation of Directors and Executive Officers

Northfield Laboratories compensates outside directors for their participation at Board of Directors meetings and at committee meetings of the Board of Directors at a rate of $1,000 per meeting. Directors are also reimbursed for their expenses for attending meetings of the Board of Directors and committees. In addition, non-employee directors receive grants of stock options under the Northfield Laboratories Nonqualified Stock Option Plan for Outside Directors.

Item 9. Independent Public Accountants

Not Applicable.

Item 10. Compensation Plans

Not Applicable.

Item 11. Authorization or Issuance if Securities Otherwise than for Exchange

Not Applicable.

Item 12. Modification or Exchange of Securities

Not Applicable.

Item 13. Financial and Other Information

Not Applicable.

Item 14. Mergers, Consolidations, Acquisitions and Similar Matters

Not Applicable.

Item 15. Acquisition or Disposition of Property

Not Applicable.

Item 16. Restatement of Accounts

Not Applicable.

Item 17. Action with respect to Reports

Not Applicable.

Item 18. Matters Not Required to be Submitted

Not Applicable.

Item 19. Amendment of Charter, Bylaws or Other Documents

Not Applicable.

Item 20. Other Proposed Action

Not Applicable.

Item 21. Voting Procedures

According to the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders, the following voting procedures apply:

Only stockholders of record at the close of business on the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Each outstanding share of Common Stock is entitled to one vote. Shares of Common Stock may not be voted cumulatively. Mr. Coates does not know if there are other classes of voting securities of the Company outstanding. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted for the election as Directors of the persons who have been nominated by the Board of Directors. The execution of a Proxy will in no way affect a stockholder's right to attend the meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted.




                                 FORM OF PROXY

                       - NORTHFIELD LABORATORIES, INC. -

PROXY SOLICITED ON BEHALF OF C. ROBERT COATES FOR NEXT ANNUAL (OR SPECIAL) MEETING OF SHAREHOLDERS OF NORTHFIELD LABORATORIES, INC.

The undersigned hereby constitutes and appoints C. ROBERT COATES with full power of substitution, his (her/its) attorney and proxy to the undersigned to represent the undersigned and vote all shares of Northfield Laboratories Inc. (the "Company") Common Stock which the undersigned would be entitled to vote if personally present at the next Annual (or Special) Meeting of Shareholders, to be held on such date, and at such place and time as the Company determines, and at any postponement or adjournment thereof.

PROPOSAL 1.  ELECTION OF DIRECTORS

                                  FOR both nominees listed   WITHHOLD authority to
                                  (except as indicated)      vote for both nominees listed below
------------------------------------------------------------------------------------------------
                                  |                        |                                   |
Nominees: C. Robert Coates        |                        |                                   |
          Bert R. Williams III    |                        |                                   |
------------------------------------------------------------------------------------------------

If you wish to withhold authority to vote for any individual nominee listed on the card, strike a line through that nominee's name.

IF THIS PROXY IS EXECUTED IN SUCH A MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE SPECIFIED ABOVE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" SUCH NOMINEE.

PROPOSAL 2. IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting or any postponement or adjournment, thereof, about which the solicitor of this Proxy does not have knowledge at this time.

Signature                                         Date          ,2002
Signature                                         Date          ,2002

Note: (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should indicate. If shares are held by joint tenants or as community property, both should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY MAY BE REVOKED PRIOR TO THE TIME IT IS VOTED BY DELIVERING TO C. ROBERT COATES OR TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL OR SPECIAL MEETING AND VOTING IN PERSON.